Exhibit 1.1

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                              FAR-BEN, S.A. DE C.V.

                                       AND

                                 CITIBANK, N.A.,
                                  As Depositary

                                       AND

                          HOLDERS FROM TIME TO TIME OF
                         AMERICAN DEPOSITORARY RECEIPTS

                         ------------------------------

                                Deposit Agreement

                         ------------------------------

                           Dated as of April 18, 1994
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                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I
                                  DEFINITIONS

SECTION 1.01.  American Depositary Shares: ADSs...............................2
SECTION 1.02.  Commission.....................................................2
SECTION 1.03.  Company........................................................2
SECTION 1.04.  Custodian......................................................2
SECTION 1.05.  Deposit Agreement..............................................3
SECTION 1.06.  Depositary.....................................................3
SECTION 1.07.  Deposited Securities...........................................3
SECTION 1.08.  Dollars; Nuevo Pesos...........................................3
SECTION 1.09.  Holder.........................................................3
SECTION 1.10.  Indeval........................................................3
SECTION 1.11.  Nominee........................................................3
SECTION 1.12.  Principal Office...............................................4
SECTION 1.13.  Receipts; ADRs.................................................4
SECTION 1.14.  Registrar......................................................4
SECTION 1.15.  Restricted Receipts............................................4
SECTION 1.16.  Restricted Securities..........................................4
SECTION 1.17.  Securities Act of 1933.........................................5
SECTION 1.18.  Securities Exchange Act of 1934................................5
SECTION 1.19.  Shares.........................................................5
SECTION 1.20.  United States..................................................5

                                   ARTICLE II
                               FORM OF RECEIPTS,
                        DEPOSIT OF SHARES, EXECUTION AND
                  DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01.  Form and Transferability of Receipts...........................6
SECTION 2.02.  Deposit of Shares..............................................8
SECTION 2.03.  Execution and Delivery of Receipts............................10
SECTION 2.04.  Transfer of Receipts; Combination and Split-up of
               Receipts......................................................11
SECTION 2.05.  Surrender of Receipts and Withdrawal of Deposited
               Securities....................................................11
SECTION 2.06.  Limitations on Execution and Delivery, Transfer,
               Etc. of Receipts; Suspension of Delivery, Transfer, Etc.......13
SECTION 2.07.  Lost Receipts, etc............................................17
SECTION 2.08.  Cancellation and Destruction of Surrendered Receipts..........17

                                   ARTICLE III
                   CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.01.  Filing Proofs, Certificates and Other Information.............18

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SECTION 3.02.  Liability of Holders for Taxes and Other Charges..............18
SECTION 3.03.  Representations and Warranties on Deposit, Transfer
               and Surrender of Shares or Receipts...........................19
SECTION 3.04.  Disclosure of Beneficial Ownership............................19
SECTION 3.05.  Ownership Restrictions........................................20

                                   ARTICLE IV
                  RIGHTS RELATING TO THE DEPOSITED SECURITIES;
                     CERTAIN OBLIGATIONS OF THE DEPOSITARY

SECTION 4.01. Power of Attorney..............................................20
SECTION 4.02. Cash Distributions, Withholding................................21
SECTION 4.03. Distributions in Shares........................................22
SECTION 4.04. Distribution of Rights.........................................23
SECTION 4.05. Distributions Other Than Cash, Shares or Rights................26
SECTION 4.06. Conversion of Foreign Currency.................................27
SECTION 4.07. Fixing of Record Date..........................................28
SECTION 4.08. Voting of Deposited Securities.................................29
SECTION 4.09. Changes Affecting Deposited Securities.........................30
SECTION 4.10. Transmittal by the Depositary of Company Notices,
              Reports and Communications.....................................31
SECTION 4.11. Withholding....................................................32
SECTION 4.12. Available Information..........................................33

                                    ARTICLE V
                 THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.01.  Maintenance of Depositary's Office and Register...............34
SECTION 5.02.  Lists of Receipt Holders......................................35
SECTION 5.03.  Obligations of the Depositary, the Custodian and the
               Company.......................................................35
SECTION 5.04.  Prevention or Delay in Performance by the Depositary
               or the Company................................................36
SECTION 5.05.  Resignation and Removal of the Depositary; Appointment
               of Successor Depositary.......................................37
SECTION 5.06.  Charges of Depositary.........................................38
SECTION 5.07.  The Custodian.................................................39
SECTION 5.08.  Notices and Reports...........................................40
SECTION 5.09.  Issuance of Additional Shares, Etc............................41
SECTION 5.10.  Indemnification...............................................43

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                                                                            Page

                                   ARTICLE VI
                           AMENDMENT AND TERMINATION

SECTION 6.01.  Amendment.....................................................44
SECTION 6.02.  Termination...................................................44

                                   ARTICLE VII
                                 MISCELLANEOUS

SECTION 7.01.  Counterparts..................................................46
SECTION 7.02.  No Third Party Beneficiaries..................................46
SECTION 7.03.  Severability..................................................46
SECTION 7.04.  Holders as Parties; Binding Effect............................46
SECTION 7.05.  Notices.......................................................46
SECTION 7.06.  Governing Law.................................................48
SECTION 7.07.  Compliance With U.S. Securities Laws..........................48
SECTION 7.08.  Assignment....................................................48

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                                    EXHIBIT A
                            FORM OF FACE OF RECEIPT

     Introductory Paragraph................................................A-1

     (1)   The Deposit Agreement...........................................A-2
     (2)   Surrender of Receipt and Withdrawal of Deposited Securities.....A-3
     (3)   Transfers, Split-ups and Combinations...........................A-4
     (4)   Certain Limitations.............................................A-5
     (5)   Liability of Holder for Taxes...................................A-11
     (6)   Representations and warranties by Depositor.....................A-11
     (7)   Charges of Depositary...........................................A-12
     (8)   Title to Receipts...............................................A-13
     (9)   Validity of Receipt.............................................A-14
     (10)  Disclosure of Beneficial Ownership..............................A-14
     (11)  Ownership Restrictions..........................................A-15
     (12)  Available Information...........................................A-16

FORM OF REVERSE OF RECEIPT - Summary of Certain
Additional Provisions of the Deposit Agreement

     (13)  Distributions Upon Deposited Securities.........................A-17
     (14)  Record Dates....................................................A-23
     (15)  Voting of Deposited Securities..................................A-24
     (16)  Changes Affecting Deposited Securities..........................A-27
     (17)  Reports; Inspection of Register.................................A-28
     (18)  Withholding.....................................................A-28
     (19)  Liability of the Company and the Depositary.....................A-29
     (20)  Resignation and Removal of the Depositary; the Custodian........A-31
     (21)  Amendment of Deposit Agreement and Receipts.....................A-32
     (22)  Termination of Deposit Agreement................................A-32
     (23)  Compliance with U.S. Securities Laws............................A-34

                                    EXHIBIT B

CHARGES OF THE DEPOSITARY..................................................B-1

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                                DEPOSIT AGREEMENT

     DEPOSIT AGREEMENT dated as of April 18, 1994 among FAR-BEN, S.A. DE C.V., a corporation organized under the laws of the United Mexican States ("Mexico") and its successors (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America and any successor as depositary hereunder (the "Depositary") and all holders from time to time of the American Depositary Receipts (as hereinafter defined) issued hereunder (the "Holders").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company desires to provide arrangements for the deposit of fully paid shares of Series B common stock, without par value, of the Company (the "Shares") from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent for the Depositary, for the creation of American Depositary Shares representing the Shares so deposited and the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

     WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto;

     NOW, THEREFORE, in consideration of the premises it is agreed by and among the parties hereto as follows:
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                                   ARTICLE I

                                   DEFINITIONS

         The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

     SECTION 1.01. American Depositary Shares; ADSs. The term "American Depositary Shares" or "ADSs" shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in the Deposited Securities granted to the Holders pursuant to the terms and conditions of this Deposit Agreement. Each American Depositary Share shall represent two (2) Shares until there shall occur a distribution upon Deposited Securities referred to in
Section 4.03 or a change in Deposited Securities referred to in Section 4.09 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the right to receive the Deposited Securities specified in such Sections.

     SECTION 1.02. Commission. The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

     SECTION 1.03. Company. The term "Company" shall mean FAR-BEN, S.A. de C.V., a corporation organized and existing under the laws of the United Mexican States, having its principal

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executive office at Ave. J. Cantu Leal 1528, Col. Cerro de la Silla 64810
Monterrey, N.L., Mexico and its successors.

     SECTION 1.04. Custodian. The term "Custodian" shall mean, as of the date hereof, Citibank, N.A., Paseo de la Reforma 390, 06600 Mexico, D.F., as custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation that may be appointed by the Depositary pursuant to the terms of Section 5.07 as additional or substitute Custodian hereunder, and the term "Custodian" shall mean any custodian individually or all custodians collectively, as the context requires.

     SECTION 1.05. Deposit Agreement. The term "Deposit Agreement" shall mean this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

     SECTION 1.06. Depositary. The term "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America, and any successor as depositary pursuant to the terms of Section 5.05.

     SECTION 1.07. Deposited Securities. The term "Deposited Securities" as of any time shall mean (i) all Shares at such time deposited under this Deposit Agreement represented by American Depositary Shares evidenced by a Receipt and
(ii) any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu of such depos-

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ited Shares and all other Shares, securities, property and cash at such time held hereunder.

     SECTION 1.08. Dollars: Nuevo Pesos. The term "dollars" shall mean the lawful currency of the United States. The term "Nuevo Pesos" or "NP" shall mean the lawful currency of the United Mexican States.

     SECTION 1.09. Holder. The term "Holder" shall mean the person or persons in whose name a Receipt is registered on the register of the Depositary maintained for such purpose.

     SECTION 1.10. Indeval. The term "Indeval" shall mean S.D. Indeval S.A. de C.V. the Mexican depositary institution for securities and any successor thereto.

     SECTION 1.11. Nominee. The term "Nominee" when used with respect to the Depositary shall mean such nominee or nominees of the Depositary as it shall appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under this Deposit Agreement. The Nominee shall perform in whatever capacity and to whatever extent under this Deposit Agreement as the Depositary designates in its appointment of the Nominee. Such appointment may be evidenced by written agreement, letter, telegram, telex or facsimile transmission or orally with subsequent confirming written agreement, letter, telegram, telex or facsimile transmission.

     SECTION 1.12. Principal Office. The term "Principal Office," when used with respect to the Depositary, shall be the

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principal office of the Depositary in New York at which at any particular time its corporate trust business shall be administered, which, at the date of this Deposit Agreement, is located at 111 Wall Street, 5th Floor, New York, New York 10043.

     SECTION 1.13. Receipts; ADRs. The term "Receipts" or "ADRs" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, as such American Depositary Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt or ADR may evidence any number of American Depositary Shares.

     SECTION 1.14. Registrar. The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.

     SECTION 1.15. Restricted Receipts. The term "Restricted Receipts" shall mean any Receipts issued pursuant to Section 4.04 hereunder in connection with the issuance of rights by the Company as set forth in such Section. Any such Restricted Receipts shall be held by such Holder and legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

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     SECTION 1.16. Restricted Securities. The term "Restricted Securities" shall mean Shares as defined below, or Receipts or other depositary receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 to the Securities Act of 1933) in a transaction or series of transactions not involving any public offering or which are subject to resale limitations under Regulation D or Rule 144 under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States, Mexico, or under a shareholder agreement or the corporate charter of the Company.

     SECTION 1.17. Securities Act of 1933. The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

     SECTION 1.18. Securities Exchange Act of 1934. The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

     SECTION 1.19. Shares. The term "Shares" shall mean duly and validly authorized and issued and fully paid shares of Series B common stock, without par value, of the Company with respect to which any preemptive rights then in effect have been validly waived or exercised and shall include evidence of rights

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to receive such Shares; provided, however, that, if there shall occur any change in par value, split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.09, an exchange, replacement or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or any other such reclassification or exchange or conversion.

     SECTION 1.20. United States. The term "United States" shall have the meaning assigned to it under Regulation S under the Securities Act of 1933.

                                   ARTICLE II

                                FORM OF RECEIPTS,
                        DEPOSIT OF SHARES, EXECUTION AND
                  DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

     SECTION 2.01. Form and Transferability of Receipts. Receipts shall be engraved, lithographed or printed, or shall be in such other form as may be agreed upon by the Company and the Depositary, and in any event shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.

     Receipts shall be executed and dated by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile only if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar and dated by such officer. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar shall have been appointed, by the facsimile signature of the Depositary and the manual signature of a duly authorized officer of the Registrar, and such execution of any Receipt by manual (and facsimile, in case a Registrar has been appointed) signature shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder. The Depositary shall maintain a register in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of anyone who was at the time of signature a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to or after the delivery of such Receipts.

     The Receipts may, with the prior written consent of the Company (which consent shall not be unreasonably withheld), and upon the written request of the Company shall, be endorsed with or have incorporated in the text thereof such other legends or

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recitals or changes, including requirements with respect to registration of transfer, not inconsistent with this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder, or as may be required by the Depositary or the Company to comply with any applicable law or regulations of any securities exchange or market upon which American Depositary Shares may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise.

     The Receipts shall bear a CUSIP number that is different from the CUSIP number that is or may be assigned to any depositary receipts subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company which are not Receipts issued hereunder.

     Title to a Receipt and to the American Depositary Shares evidenced thereby, subject to any limitations set forth in such Receipt, when properly endorsed or accompanied by properly executed instruments of transfer (including signature guarantees in accordance with standard industry practice), shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat

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the Holder of a Receipt as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the registered Holder thereof.

     SECTION 2.02. Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement, the Custodian shall accept Shares for deposit from or on behalf of any person (subject to Section 5.09) (including the Depositary in its individual capacity), in each case when such deposit, is made by (i) delivery of certificates therefor to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to the Custodian, (ii) electronic transfer of Shares through Indeval to the account of the Custodian maintained for such purpose or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be transferred to such account, in any case accompanied by delivery to the Custodian or the Depositary, as the case may be, of (x) a written order, from the person depositing such Shares or on whose behalf such Shares are deposited, directing the Depositary to execute and deliver to, or upon the written order of, the person

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or persons stated in such order a Receipt or Receipts for the number of American
Depositary Shares representing such deposited Shares, (y) any payments, if any, and documents required under this Deposit Agreement and (z) such documentation and certification, if any, as the Depositary and the Company may require in order to comply with any applicable law.

     The Depositary and the Custodian may refuse to accept Shares for deposit whenever notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with any ownership restrictions referred to in
Section 3.05. The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder or transfer of Receipts to any Holder.

     At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited or evidence that Shares have been electronically transferred or that irrevocable instructions have been given to cause the transfer of such Shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such Shares, orders, instruments and evidence to the Custodian hereunder.

     As a condition of accepting Shares for deposit, the Depositary may require that the person making such deposit furnish, whether or not any register of shareholders of the Company

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(or that maintained by Indeval) is closed, (a) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian or its nominee of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (b) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Custodian or its nominee.

     Upon each delivery or electronic transfer to a Custodian of Shares (or other Deposited Securities pursuant to Sections 4.03, 4.04, 4.05 or 4.09) to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, the Custodian shall, as soon as is practicable, obtain confirmation of the recordation of transfer of such Shares (or other Deposited Securities) in the name of the Custodian or its nominee at the cost and expense of the person making the deposit (or for whose benefit such deposit is made). Deposited Securities shall be held by the Depositary or by the custodian for the account and to the order of the Depositary, the

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Custodian or the Nominee or at such other place or places as the Depositary shall determine.

     The Nominee may be a Custodian or another Mexican entity entitled to act as nominee under relevant Mexican laws and regulations, provided that the Deposited Securities are kept in a segregated deposit account by the Nominee. Neither the Depositary nor the Custodian nor any Nominee shall lend Deposited Shares, except as provided in Section 2.06 hereof.

     SECTION 2.03. Execution and Delivery of Receipts. After the deposit of Shares pursuant to Section 2.02, together with delivery of the other documents above specified, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of ADSs to be evidenced thereby. Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by air courier, cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary or its agent, subject to this Deposit Agreement, shall execute and deliver at its Principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of American Depositary Shares to which such person

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or persons are entitled, only upon payment to the Depositary or Custodian of all taxes and governmental charges payable in connection with such deposit and the transfer of the deposited Shares. The Depositary shall send a confirmation regarding the deposit of such Shares and the issuance of a Receipt or Receipts to the person or persons to whom such American Depositary Shares are delivered.

     SECTION 2.04. Transfer of Receipts; Combination and Split-up of Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement and any Receipt, shall register transfers of any such Receipt on its transfer books, upon any surrender of such Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and, in the case of any Receipt the full and accurate completion of any endorsements appearing on such Receipt) and duly stamped as may be required by any applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications, if any, as the Depositary and the Company may require in order to comply with any applicable laws.

     The Depositary, subject to the terms and conditions of this Deposit Agreement and any Receipt, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or

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combination of such Receipt or Receipts execute and deliver a new Receipt or
Receipts in the name of the same Holder for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or at the request of the Company.

     SECTION 2.05. Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender of a Receipt at the Principal Office of the Depositary, and upon receipt of (i) payment of all charges and fees (including the fee of the Depositary for the surrender and cancellation of Receipts as set forth on Exhibit B hereto), taxes and governmental charges payable in connection with such surrender and (ii) written instructions of the Holder, subject to the terms and conditions of this Deposit Agreement, the Holder of such Receipt shall be entitled to physical delivery, to him or upon his order, or to electronic delivery of the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

     A Receipt surrendered or written instructions received for such purpose may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause such Deposited Securities being withdrawn to be either physically delivered (subject to applicable clearing procedures of Indeval and provisions of the Estatutos Sociales of the Company and subject to the provisions of this Section) or electronically delivered to or upon the written order of a person or persons designated in such order. Upon the receipt of complete written instructions and compliance with the terms of this Section 2.05, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities, or evidence of the electronic transfer thereof to or for the account of such person, except that the Depositary may make delivery to such person or persons at the Principal Office of any dividends or distributions (other than Shares) with respect to the Deposited Securities, or of any proceeds of sale of any dividends, distributions (other than Shares) or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

     At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.02, the Depositary shall direct the Custodian to forward any cash or other property (other than rights), and forward a certificate or certificates (if certificated Shares may be delivered) and other proper documents of title, if any, for the Deposited Securities to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

     SECTION 2.06. Limitations on Execution and Delivery. Transfer, Etc. of Receipts; Suspension of Delivery, Transfer. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution in respect thereof or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt or the depositor of Shares, in order to reflect such transfer, split-up, combination, surrender or withdrawal (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts set forth in Exhibit B to this Deposit Agreement; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

     The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or the provision of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject in all cases to Section 7.07 of this Deposit Agreement. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as permitted in General Instruction I.A(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act of 1933.

     In furtherance and not in limitation of the foregoing, the Depositary shall not, and it shall instruct the Custodian not to (i) accept for deposit under
Section 2.02 hereof Shares in such circumstances where the Depositary, the Custodian or the Company has reason to believe (and in the case of the Custodian or the Company, such belief shall have been communicated to the Depositary) that such Shares have been withdrawn from a restricted depositary receipt facility in respect of Shares, which facility may be established or maintained by a depositary bank, including by the Depositary (hereinafter, a "restricted facility"), or permit such Shares to be used to satisfy any person's obligation under the following paragraph, unless such Shares have been acquired in a transaction (a) registered under the Securities Act of 1933, (b) in compliance with Regulation S or (c) in accordance with Rule 144 under the Securities Act of 1933, and the Depositary may, as a condition to accepting the deposit of such Shares hereunder, require the person depositing such Shares to provide the Depositary with a certificate in writing to the foregoing effect; or
(ii) accept for (w) deposit under Section 2.02 hereof, (x) transfer or exchange under Section 2.04 hereof, (y) cancellation under Section 2.05 hereof or (z) delivery in satisfaction of any person's obligation under the following paragraph, depositary receipts representing Shares issued pursuant to a restricted facility.

     Subject to the further terms and provisions of this Section 2.06, Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of
Shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction shall be (a) accompanied by (x) a written representation by the person or entity (the "Applicant") to whom Receipts are issued or Shares delivered that at the time the Depositary issues such Receipts or delivers such Shares, the Applicant or its customer owns the Shares or Receipts to be delivered to the Depositary, or
(y) such evidence of ownership of Shares or Receipts as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Shares or Receipts in trust for the Depositary until their delivery to the Depositary or custodian, reflect on its records the Depositary as owner of such Shares or Receipts and deliver such Shares upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of Receipts issued by it under (i) above and outstanding at any time, generally will not exceed thirty percent (30%) of the Receipts issued by the Depositary and with respect to which Shares are on deposit with the Depositary or custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

     Collateral provided by an Applicant for Receipts or Shares, but not the earnings thereon, shall be held for the benefit of the Applicant. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

     Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States and any other jurisdictions.

     SECTION 2.07. Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the filing by the Holder thereof with the Depositary of both (i) a request for such exchange, execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) sufficient indemnity bond, and upon satisfying any other reasonable requirements imposed by the Depositary. SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. Cancelled receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose. The Depositary is authorized to destroy Receipts so cancelled.

                                  ARTICLE III

                   CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

     SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person depositing Shares, or any Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, payment of all applicable Mexican taxes or other governmental charges, compliance with all applicable laws, regulations, and provisions of or governing Deposited Securities, the terms of this Deposit Agreement, and legal or beneficial ownership of Receipts, Deposited Securities and other securities, and the nature of such interest, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary or the Company to comply with applicable laws and to perform its obligations hereunder. The Depositary may withhold the delivery or registration of transfer of all or part of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, subject to Section 7.07 hereof, the delivery of any Deposited Security represented by the American Depositary Shares evidenced by such Receipt, until the foregoing is accomplished to the Depositary's and the Company's satisfaction. The Depositary shall, upon the Company's written request, provide to the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

     SECTION 3.02. Liability of Holders for Taxes and Other Charges. If any Mexican or other tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt who shall pay the amount thereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such Receipt or split up or combination of such Receipt or any deposit or withdrawal of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

     SECTION 3.03. Representations and Warranties on Deposit, Transfer and Surrender of Shares or Receipts. Each person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are validly issued and outstanding, fully paid and nonassessable, (ii) any preemptive rights then in effect with respect to such Shares have been validly waived or exercised, and (iii) the person making such deposit is duly authorized so to do. Each such person shall also be deemed to represent that Shares deposited by that person are not Restricted Securities, and that the deposit of Shares or sale of Receipts by that person is not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and the issuance or cancellation of Receipts.

     SECTION 3.04. Disclosure of Beneficial Ownership. The Company and the Depositary may from time to time request Holders or former Holders to provide information as to `the capacity in which they hold or held Receipts or own or owned such beneficial interest and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section and such agreement shall survive any disposition of their interest in Shares or Receipts.

     SECTION 3.05. Ownership Restrictions. The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law or the Company's Estatutos Sociales. The Company may also restrict, in such manner as it deems appropriate in its sole discretion, transfers of the American Depositary Shares where such transfer may result in the total number of Shares repre-sented by the American Depositary Shares beneficially owned by a single Holder to exceed the limits under any applicable law or the Company's Estatutos Sociales. The Company may, in such manner as it deems appropriate in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

                                   ARTICLE IV

                  RIGHTS RELATING TO THE DEPOSITED SECURITIES;
                      CERTAIN OBLIGATIONS OF THE DEPOSITARY

     SECTION 4.01. Power of Attorney. Each Holder, upon acceptance of a Receipt issued in accordance with the terms hereof, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in
Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

     SECTION 4.02. Cash Distributions, Withholding. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.06, convert or cause such dividend or distribution to be converted into dollars and shall promptly distribute such amount to the Holders entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.11 hereof, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder in respect of American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

     The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Custodian, the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under applicable tax treaties for the Holders.

     SECTION 4.03. Distributions in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may after consultation with the Company, and shall, if the Company shall so request, (i) instruct the Company to deposit or cause such Shares to be deposited with Indeval and registered in the name of the Custodian and (ii) distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may (after consultation with the Company) adopt such method, as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02. If additional Receipts are not so distributed (except when the Depositary distributed net proceeds in accordance with the preceding sentence), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby.

     SECTION 4.04. Distribution of Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09, or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary can neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company in writing, take action as follows:

          (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall, after deduction or upon payment of the fees and expenses of the Depositary, distribute to such Holders entitled thereto warrants or other instruments therefor in such form and upon such terms and representations as it may determine, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

          (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to all or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments, at public or private sales, at such place or places and upon such terms as it may deem reasonable and proper and, after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise; and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 hereof. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

          If a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable laws. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares or other securities to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares or such other securities, and the Company shall cause the Shares or such other securities so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares or such other securities so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver to such Holder Restricted Receipts.

     Because Mexican law presently does not contemplate the issuance of preemptive rights in negotiable form and therefore the possibility of such issuance is unlikely, a liquid market for preemptive rights may not exist, and this may adversely affect

(i) the amount the Depositary would realize upon disposal of rights and (ii) the ability of the Depositary to dispose such rights.

     If registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to Holders unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Holders are exempt from registration under the provisions of the Securities Act of 1933. The Company shall have no obligation to register such rights or such securities under the Securities Act of 1933.

     If an exemption from such registration requirements is not available and a registration statement is not filed, Holders would not be permitted to purchase such securities or otherwise exercise such rights and the Depositary would, to the extent possible, dispose of such rights for the account of such Holders as provided herein. Such a disposal of rights may reduce the proportionate equity interest in the Company of the Holders.

     SECTION 4.05. Distributions Other Than Cash, Shares or Rights. Whenever the Custodian or the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall cause such securities or property to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method, if any be available, as it may deem equitable and practicable (after consultation with the Company) for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such equitable and practicable method as the Depositary may have adopted.

     SECTION 4.06. Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and the resulting dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments in accordance with the terms thereof. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

     If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable.

     If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not reasonably obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders entitled to receive the same.

     If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.

     SECTION 4.07. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each American Depositary Share or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (which shall be as near as practicable to the corresponding record date for Shares or other Deposited Securities set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights, if any, at any such meeting. Subject to the provisions of Section 4.02 through 4.06 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to exercise the rights of Holders hereunder with respect to such changed number of Shares represented by each American Depositary Share in proportion to the number of American Depositary Shares held by them respectively.

     SECTION 4.08. Voting of Deposited Securities. As soon as practicable after receipt of notice pursuant to Section 5.08 of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights, if any, as provided in Section 4.07 and shall mail to the Holders of record a notice which shall contain: (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to the terms of this Section, any applicable provisions of Mexican law and of the Estatutos Sociales of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Deposited Securities represented by their respective American Depositary Shares evidenced by their respective Receipts. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable to vote or cause to be voted (or grant a discretionary proxy to a person designated by the Company to vote) the number of Deposited Securities represented by such

American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.

     The Depositary agrees not to, and shall ensure that the custodian and each of their nominees, if any, does not, vote the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by a Receipt other than in accordance with such instructions from the Holder or as provided below. The Depositary may not itself exercise any voting discretion over any Shares. If the Depositary does not receive instructions from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the underlying Shares, provided that no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary that (i) the Company does not wish such proxy to be given, (ii) substantial opposition exists or (iii) the rights of holders of Shares will be materially and adversely affected.

     SECTION 4.09. Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the

     Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the terms of this Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth evidence American Depositary Shares representing the right to receive Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall at the Company's request, subject to Section 5.09 and the other terms of this Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

     Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing, at the Company's expense, to all Holders. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02.

     SECTION 4.10. Transmittal by the Depositary of Company Notices, Reports and Communications. The Depositary shall make available for inspection during business hours by Holders at its Principal Office and at the principal office of each Custodian copies of this Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders, at the Company's expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.08.

     The Depositary shall also furnish to the Commission (with a copy to the Company) semi-annually, beginning on or before six months after the effective date of any registration statement filed with the Commission under the Securities Act of 1933 relating to the Receipts, (a) the following information in tabular form:

          (1) The number of American Depositary Shares evidenced by Receipts issued during the period covered by the report;

          (2) The number of American Depositary Shares evidenced by Receipts retired during the period covered by the report;

          (3) The total amount of American Depositary Shares evidenced by Receipts remaining outstanding at the end of the six-month period; and

          (4) The total number of Holders at the end of the six-month period;

and (b) the name of each dealer known to the Depositary depositing Shares against issuance of Receipts during the period covered by the report. In connection with such reports relating to the Receipts, the Company and the Depositary shall each furnish to the other the name of each such dealer known to it who (1) has deposited Shares against the issuance of Receipts relating to each reporting period (including the six months prior to filing such registration statement), (2) proposes to deposit Shares against the issuance of Receipts (as to each such person indicating the number of Shares proposed to be deposited to the extent known), or (3) assisted or participated in the creation of any plan for the issuance of Receipts or the selection of Shares to be deposited.

     SECTION 4.11. Withholding. In connection with any distribution to Holders, the Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company or Depositary and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in cash or property (including Shares or rights to subscribe therefor) is subject to any tax or governmental charges which the Depositary or the custodian are obligated to withhold, the Depositary may use such cash, or dispose, including by public or private sale, of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such cash or property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares under the Securities Act of 1933 and otherwise in compliance with applicable law, distribute any unsold balance of such cash or property in accordance with the provisions of this Deposit Agreement.

     SECTION 4.12. Available Information. The Company furnishes the Commission with certain public reports and documents required by the laws of Mexico, the Rules of any stock exchange on which any securities of the Company are listed, or otherwise, in accordance with Rule 12g3-2(b) of the Securities Exchange Act of 1934.

     Such reports and information will be available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W. Washington, D.C. 20549.

                                   ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

     SECTION 5.01. Maintenance of Depositary's Office and Register. Until the termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, the City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

     The Depositary shall keep books at its Principal Office for the registration of Receipts and transfers of Receipts, which office shall be open at all reasonable times for inspection by

Holders and the Company, provided that such inspection shall not be for tile purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

     The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

     If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary or its agent shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges or systems and with the terms of any such appointment. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary. The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary. Each Receipt registrar, co-registrar or co- transfer agent appointed under this Section 5.01 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

     The Depositary may perform its obligations under this Section 5.01 through any agent appointed by it and at its expense, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

     SECTION 5.02. Lists of Receipt Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered.

     SECTION 5.03. Obligations of the Depositary, the Custodian and the Company. Each of the Company and its agents assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement in good faith and using its best judgment. Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement in good faith and using its best judgment. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company or their respective agents. Without limitation of the preceding, none of the Depositary, its agents or the Company or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary. Neither the Depositary, its agents, the Company nor its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties, subject to the provisions of this
Section 5.03, the Depositary shall not be responsible for the manner in which any vote is cast or for the effect of any such vote.

     The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

     SECTION 5.04. Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary, its agents, nor the Company nor its agents, if any, shall incur any liability to any Holder or other person if by reason of any present or future law, order of any government or agency thereof or any court, decree, regulation or fiat of Mexico, the United States or any other country, the Estatutos Sociales of the Company, the provisions of or governing any Deposited Securities, act of God, war or other circumstances beyond its control, the Depositary, its agents, the Company or its agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its agents, the Company nor its agents incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

     SECTION 5.05. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by 90 days' written notice of its resignation delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     The Depositary may at any time be removed by the Company by 90 days' written notice of such removal, which removal shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the

Holders of all outstanding Receipts and such other books and records maintained, by such predecessor and its agents with respect to its function as Depositary hereunder. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

     Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

     SECTION 5.06. Charges of Depositary. The Depositary shall charge any party who makes a deposit or to whom Receipts are issued (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 or
4.09 hereof) or who makes a withdrawal or who surrenders Receipts a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the deposit, issuance, withdrawal or surrender, respectively. In addition, the Depositary shall charge to the Holders a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.02 through 4.05 thereof. The Depositary shall also charge the Holders a fee of $1.50 or less per certificate for a Receipt for transfers made pursuant to the terms of the Deposit Agreement. The Company shall pay the expenses, fees or charges of the Depositary and Registrar, if any, as are provided in Exhibit B hereto to be paid by the Company. Holders agree to pay (i) the fees of the Depositary for the deposit or withdrawal of Shares, issuance and surrender of Receipts pursuant to Sections 2.02, 2.03 and 2.05 hereof, the distribution of dividends and sale or exercise of rights or other corporate action involving distribution to holders of Shares, each as stated above and as provided in Exhibit B hereto, (ii) taxes and other governmental charges relating to the Deposit Agreement (other than taxes in respect of the income of the Company or the Depositary), (iii) such registration, custody and transfer fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or its appointed agent for the registration of transfer and accordingly applicable to transfers of Shares to the name of the Depositary or its Nominee or a Custodian or its nominee or the person who makes a withdrawal, on the making of deposits pursuant to Section 2.02 or withdrawals pursuant to Section 2.05, (iv) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders, (v) such customary expenses and charges as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06.

     All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges of the Custodian are the sole responsibility of the Depositary.

     The right of the Depositary to receive payment of fees, charges and expenses as provided in this Section 5.06 shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.05.

     SECTION 5.07. The Custodian. The Depositary has initially appointed Citibank, N.A., Mexico, as custodian and agent of the Depositary for the purpose of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 60 days prior to the date on which such resignation is to become effective. If upon such notice of resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian that is organized under the laws of the United Mexican States which shall thereafter be the Custodian hereunder. The Depositary may (i) discharge any

Custodian at any time upon notice to the Custodian being discharged and appoint a substitute custodian or (ii) appoint an additional custodian, who, in either case shall thereafter be a Custodian hereunder. Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary an acceptance of such appointment satisfactory in form and substance to the Depositary. Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary. The Depositary shall give notice in writing to all Holders, the Company and each other Custodian of the name, location and the appointment of any Custodian not named in the Receipts. Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

     SECTION 5.08. Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of any Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders of any Deposited Securities other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of any Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Estatutos Sociales of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

     The Depositary will, at the Company's expense, arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications that are generally provided by the Company to holders of its Shares. The Depositary shall arrange at the Company's expense for prompt mailing of copies thereof to all Holders, or at the request of the Company, make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise or the Depositary may be required by applicable law, regulation or stock exchange requirement. The Company will also provide to the Custodian or the Depositary an

English language translation or English language summaries in accordance with Rule 12g3-2(b) of such reports or communications concurrently with the receipt by the Custodian of such reports or communications. The Depositary may, but shall not be required to, at the Company's expense, obtain English translations or adequate English summaries of any notices, reports or communications which are generally provided by the Company to its shareholders which are not initially furnished to the Depositary in English text.

     SECTION 5.09. Issuance of Additional Shares, Etc. In the event of any issuance of additional Shares or of other securities (including rights and convertible or exchangeable Securities) as a dividend or distribution with respect to the Shares or other Deposited Securities evidenced by Receipts, the Depositary shall not distribute any such additional Shares or other securities to the Holders unless the Company shall have furnished to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it not necessary for a registration statement under the Securities Act of 1933 to be in effect at or prior to such time as such dividend or distribution is made available to the Holders entitled thereto and, if in the opinion of such counsel a registration statement is required, stating whether or not there is a registration statement in effect which will cover the issuance of such securities, provided, however, that the Company shall be under no obligation to file any registration statement.

     The Company agrees that it will obtain legal advice as to whether future issuances to Holders to be paid for in cash of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for securities convertible into or exchangeable for Shares (in each event other than as a dividend or distribution set forth above), are such as to make it necessary for a registration statement under the Securities Act of 1933 covering such securities to be in effect. If being advised by counsel, the Company determines that an issuance of such securities is required to be registered under the Securities Act of 1933, the Company will (x) register such issuance to the extent necessary, (y) alter the terms of the issuance to avoid the registration requirements of the Securities Act of 1933 or (z) direct the Depositary to take specific measures (and the Depositary shall use reasonable efforts to take such measures) with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of the Securities Act of 1933.

     The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any such controlled company unless (i) a registration statement is in effect as to such Shares under the Securities Act of 1933, (ii) such deposit, and the issuance of Receipts in respect thereof, is exempt from registration under the Securities Act of 1933 as confirmed by a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, or (iii) the Company directs the Depositary to adopt an alternative method of distributing such Shares, as contemplated by the proviso to Section 4.04.

     SECTION 5.10. Indemnification. The Company shall indemnify, defend and save harmless the Depositary, the Custodian, and any other agent of the Company or the Depositary appointed hereunder and their respective officers, directors and employees (the "indemnified persons") against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise out of acts performed or omitted in connection with this Deposit Agreement and the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by such indemnified person, except to the extent such loss, liability or expense is due to negligence, willful misconduct, breach of this Deposit Agreement or bad faith of such indemnified person, or (ii) by the Company or any of its agents (other than the indemnified persons), and their respective officers, directors and employees authorized to act on their behalf. The Depositary shall indemnify, defend and save harmless the Company and its respective officers, directors, employees and persons who control the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by such persons due to acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary. The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

     SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance and delivery of Receipts or the making of deposits and other taxes and charges listed in Section 5.06 of this Deposit Agreement), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder at the expiration of 90 days after such notice shall be deemed by continuing to hold such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02. Termination. The
Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement at any time after the expiration of 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.05 before the end of such 90 day period. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property (in all such cases, without liability for interest), in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.10 hereof. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Section
5.06 and 5.10 hereof.

                                  ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

     SECTION 7.02. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto (including the Holders) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except as expressly provided in Section 4.12 with respect to the right to receive upon request certain information with respect to the Company.

     SECTION 7.03. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     SECTION 7.04. Holders as Parties; Binding Effect. The Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

     SECTION 7.05. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered, or sent by mail, first class airmail postage prepaid, or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to FAR-BEN, S.A. de C.V., J. Cantu Leal 1528, Col. Cerra de la Silla 64810 Monterrey, N.L., Mexico, Attention: Enrique
J. Villareal Bacco; facsimile number: 011-52-83-59-51-50, or to any other address which the Company may specify in writing to the Depositary.

     Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered, or sent by mail, first class, if overseas, airmail postage prepaid or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Citibank, N.A., 111 Wall Street, 5th Floor, New York, New York 10043, Attention: ADR Department (telex number: ITT: 420392; RCA: 235530; facsimile number: (212) 759-1649), or to any other address which the Depositary may specify in writing to the Company.

     Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered, or sent by mail, first class airmail postage prepaid, or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

     Notice given as aforesaid (i) to the Company or the Depositary shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box. The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

     SECTION 7.06. Governing Law. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws thereof.

     SECTION 7.07. Compliance With U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement or the Receipts to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United

States securities laws, including, but not limited to, Instruction I A(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

     SECTION 7.08. Assignment. Unless otherwise agreed in writing, this Deposit Agreement may not be assigned by either the Company or the Depositary.

     IN WITNESS WHEREOF, FAR-BEN, S.A. DE C.V. and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                        FAR-BEN, S.A. DE C.V.

                                        By: /s/ Jaime Benavides Pompa
                                           -------------------------------------
                                           Jaime Benavides Pompa
                                           Chief Executive Officer

                                        By: /s/ Luis Felipe Salas Benavides
                                           -------------------------------------
                                           Luis Felipe Salas Benavides
                                           Executive Vice President

                                        CITIBANK, N.A.

                                        By: /s/ Mary Lou Kelley
                                           -------------------------------------
                                           Mary Lou Kelley
                                           Vice President

                                                                       EXHIBIT A

Number                                                (CUSIP Number          )
                                                      American Depositary Shares
                                                      (Each ADS Representing Two
                                                      Shares of Series B Common
                                                      Stock)

                            [FORM OF FACE OF RECEIPT]
                           AMERICAN DEPOSITARY RECEIPT
                                   evidencing
                           AMERICAN DEPOSITARY SHARES
                                  representing
                    DEPOSITED SHARES OF SERIES B COMMON STOCK
                                       of
                              FAR-BEN, S.A. de C.V.
                         (Incorporated under the laws of
                           THE UNITED MEXICAN STATES)

     CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"),
hereby certifies that                         is the record owner of
                  American Depositary Shares, representing deposited duly and validly authorized and issued and fully paid shares of Series B common stock, without par value or evidence of rights to receive such shares ("Shares"), of FAR-BEN, S.A. DE C.V., a corporation organized under the laws of the United Mexican States (the "Company"). At the date hereof, each American Depositary Share represents two Shares deposited under the Deposit Agreement (as hereafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N.A. Paseo de la Reforma 390, 06600 Mexico, D.F. (the "Custodian"). The ratio of Shares to American Depositary Shares is subject to amendment as provided in Article IV of the Deposit Agreement.

     (1) The Deposit Agreement. This American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Deposit Agreement dated as of April 18, 1994 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all registered holders of Receipts ("Holders"), each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Principal Office, at the principal office of the Custodian and at any other designated transfer office. The statements made on the face and the reverse of this

Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. Capitalized terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

     (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender of a Receipt at the Principal Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt and upon receipt of (i) payment of all charges and fees (including the fee of the Depositary provided for in article (7) of this Receipt), taxes and governmental charges payable in connection with such surrender and (ii) written instructions of the Holder, subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to physical delivery, to him or upon his order, or to electronic delivery of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Such delivery of such Deposited Securities will be made without unreasonable delay and, at the option of the Holder hereof, if Principal Office of the

Depositary, provided that the forwarding of certificates evidencing Shares or other Deposited Securities for such delivery at the Principal Office shall be at the risk and expense of the Holder hereof.

     A Receipt surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause such Deposited Securities being withdrawn to be either physically delivered (subject to applicable clearing procedures of Indeval (the Mexican depositary institution), the provisions of the Estatutos Sociales of the Company and the provisions of this paragraph (2)) or electronically delivered to or upon the written order of a person or persons designated in such order.

     The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing

American Depositary Shares representing any remaining fractional Share.

     (3) Transfers, Split-ups and Combinations. Subject to the limitations set forth herein and in the Deposit Agreement, this Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer (including any certifications, if any, that the Depositary and the Company may require in order to comply with any applicable laws, signature guarantees in accordance with standard industry practice and the full and accurate completion of any endorsements appearing on this Receipt), funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and duly stamped as may be required by, any applicable law; provided that the Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

     (4) Certain Limitations. Prior to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution in respect thereof or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt or the depositor of Shares in order to reflect such transfer, split-up, combination, surrender or withdrawal (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts as provided in article (7) of this Receipt; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement subject to article (23) hereof; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

     The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or its appointed agent for transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time, subject to article (23) hereof. The Depositary and the Custodian shall refuse to accept Shares for deposit whenever notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with the ownership restrictions referred in Section 3.05 of the Deposit Agreement. The Company shall notify the Depositary and the Custodian in writing with respect to any such restriction on transfer of its Shares for deposit hereunder.

     Subject to the further terms and provisions of this article (4), Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the

Depositary shall not lend Shares or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction shall be (a) accompanied by (x) a written representation by the person or entity (the "Applicant") to whom Receipts are issued or Shares delivered that at the time the Depositary issues such Receipts or delivers such Shares, the Applicant or its customer owns the Shares or Receipts to be delivered to the Depositary, or
(y) such evidence of ownership of Shares or Receipts as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Shares or Receipts in trust for the Depositary until their delivery to the Depositary or custodian, reflect on its records the Depositary as owner of such Shares or Receipts and deliver such Shares upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the

Depositary deems appropriate. The Depositary intends that the number of Receipts issued by it under (i) above and outstanding at any time, generally will not exceed thirty percent (30%) of the Receipts issued by the Depositary and with respect to which Shares are on deposit with the Depositary or custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

     Collateral provided by an Applicant for Receipts or Shares, but not the earnings thereon, shall be held for the benefit of the Applicant. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

     Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit thereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States and any other jurisdictions.

     (5) Liability of Holders for Taxes. If any Mexican or other tax or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder who shall pay the amount thereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer or split up or combination of this Receipt or any deposit or withdrawal of such Deposited Securities represented by the American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder any part or all of such Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply the amount so withheld or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder remaining liable for any deficiency.

     (6) Representations and Warranties by Depositor. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are validly issued and outstanding, fully paid and nonassessable, (ii) any preemptive rights then in effect with respect to such Shares have been validly waived or exercised, and (iii) the person making Such deposit is duly authorized so to do. Each such person shall also be deemed to represent that Shares deposited by that person are not Restricted Securities, and that the deposit of Shares or sale of Receipts by that person is not restricted, under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance or cancellation of Receipts or adjustments in the Depositary's records in respect thereof.

     (7) Charges of Depositary. The Depositary shall charge any party to whom Receipts are issued or who makes a deposit (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 or 4.09 of the Deposit Agreement) or who makes a withdrawal or who surrenders Receipts a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the deposit, withdrawal, issuance or surrender, respectively, of a Receipt. In addition, the Depositary shall charge to the Holders a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.02 through

4.05 thereof. The Depositary shall also charge the Holder hereof a fee of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement. In addition, Holders will pay taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and customary and other expenses as are incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement as stated in the Deposit Agreement and Exhibit B thereof. Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company after consultation and agreement between the Depositary and the Company concerning the nature and amount of such charges and expenses. All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

     (8) Title to Receipts. Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) title to this Receipt (and to the American Depositary Shares evidenced hereby), is transferable by delivery with the same effect as in the case of a negotiable instrument under the law of the State of New York; provided that the Depositary and the Company, notwithstanding any notice to the contrary, may deem and treat the person in whose name this Receipt is registered on the books maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions, to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the registered Holder hereof.

     (9) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose unless executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, or if a Registrar shall have been appointed such signature may be a facsimile so long as this Receipt is counter- signed by the manual signature of a duly authorized officer of the Registrar and dated by such officer.

     (10) Disclosure of Beneficial Ownership. The Company and the Depositary may from time to time request Holders, or former Holders, to provide information as to the capacity in which they hold or held this Receipt and regarding the identity of any other persons then or previously interested in this Receipt and the nature of such interest and various other matters. Each Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this paragraph and such agreement shall survive any disposition of their interests in Shares or Receipts.

     (11) Ownership Restrictions. The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law or the Company's Estatutos Sociales. The Company may also restrict, in such manner as it deems appropriate in its sole discretion, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares beneficially owned by a single Holder to exceed the limits under any applicable law or the Company's Estatutos Sociales. The Company may, in such manner as it deems appropriate in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

     (12) Available Information. The Company currently furnishes the Securities and Exchange Commission with certain public reports and documents required by the laws of Mexico, the Rules of any stock exchange on which any securities of the

Company are listed, or otherwise, in accordance with Rule 12g3-2(b) of the Securities Exchange Act of 1934. Such reports and information will be available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

Dated:              , 2004
        --------- --

Countersigned                             CITIBANK, N.A., as Depositary

By:                                       By:
   ----------------------------------        ----------------------------------
   Authorized Signatory                      Vice President

     The address of the Principal Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043.

                          (FORM OF REVERSE OF RECEIPT)
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

     (13) Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, convert or cause such dividend or distribution to be converted into dollars and shall promptly distribute such amount to the Holders entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary set forth in the Deposit Agreement; provided, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.11 of the Deposit Agreement, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder shall be reduced accordingly. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into dollars (net of the Depositary's charges and expenses in effecting such conversion) before distribution to Holders. If in the judgment of the

Depositary amounts received in foreign currency may not be converted on a reasonable basis into dollars distributable to the Holders entitled thereto, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not reasonably obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company, and will, if the Company shall so request (i) instruct the Company to deposit or cause such Shares to be deposited with Indeval and registered in the name of the Custodian and (ii) subject to the Deposit Agreement, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may (after consultation with the Company) adopt such method, as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution received in cash. If additional Receipts are not so distributed (except when the Depositary distributed net proceeds in accordance with the preceding sentence), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

     If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, will have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to the Deposit Agreement, or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars, or if by the terms of such rights offering or by reason of applicable law, the Depositary can neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, (x) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, (y) if making such rights available to all or certain Holders is not lawful or not feasible, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, use its reasonable efforts to sell such rights or warrants or other instruments, at public or private sale, at such place or places and upon such terms as the Depositary may deem reasonable and proper, and after deduction or upon payment of the fees and expenses of Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts or otherwise. If a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder, upon written notice from the Company to the Depositary to such effect and upon compliance with all the conditions and requirements of the Deposit Agreement and Section 4.04 thereof the Depositary will make such rights or warrants available to such Holder.

     If registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to Holders unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Holders are exempt from registration under the provisions of the Securities Act of 1933.

     If an exemption from such registration requirements is not available and a registration statement is not filed, Holders would not be permitted to purchase such securities or otherwise exercise such rights and the Depositary would, to the extent possible, dispose of such rights for the account of such Holders as provided herein. Such a disposal of rights may reduce the proportionate equity interest in the Company of the Holders.

     Because Mexican law presently does not contemplate the issuance of preemptive rights in negotiable form and therefore the possibility of such issuance is unlikely, a liquid market for preemptive rights may not exist, and this may adversely affect (i) the amount the Depositary would realize upon disposal of rights and (ii) the ability of the Depositary to dispose such rights.

     The Depositary will distribute to Holders any distribution on Deposited Securities other than cash, Shares or rights upon any Deposited Securities, after deduction or upon payment of the fees and expenses of Depositary, in any manner that the Depositary deems equitable and practicable; provided, however, that if in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method, if any be available, as it may deem equitable and practicable (after consultation with the Company) for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such equitable and practicable method as the Depositary may have adopted.

     (14) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (which shall be as near as practicable to the corresponding record date for Shares or other Deposited Securities set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights, if any, at any such meeting. Subject to the terms and conditions of the Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share in proportion to the number of American Depositary Shares held by them respectively.

     (15) Voting of Deposited Securities. As soon as practicable after receipt of notice pursuant to Section 5.08 of the Deposit Agreement of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights, if any, as provided in paragraph (15) and shall mail to the Holders of record a notice which shall contain: (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to the terms of this paragraph, any applicable provisions of Mexican law and of the Estatutos Sociales of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Deposited

Securities represented by their respective American Depositary Shares evidenced by this Receipt. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable to vote or cause to be voted (or grant a discretionary proxy to a person designated by the Company to vote) the number of Deposited Securities represented by such American Depositary Shares evidenced by this Receipt in accordance with the instructions set forth in such request.

     The Depositary agrees not to, and shall ensure that the Custodian and each of their nominees does not, vote the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by a Receipt other than in accordance with such instructions from the Holder or as provided below.

     The Depositary may not itself exercise any voting discretion over any Shares. If the Depositary does not receive instructions from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the underlying Shares, provided that no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary that (i) the Company does not wish such proxy to be given, (ii) substantial opposition exists or (iii) the rights of holders of Shares will be materially and adversely affected.

     (16) Chances Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement, and the Depositary may with the Company's approval, and will if the Company shall so request, subject to Section 5.09 and the other terms of the Deposit Agreement, execute and deliver an additional Receipt or Receipts, as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received. Immediately upon the occurrence of any such change, conversion or exchange referred to in this paragraph in respect of Deposited Securities, the Depositary shall give written notice thereof to Holders, at the Company's expense. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash.

     (17) Reports; Inspection of Register. The Depositary will make available for inspection by Holders at its Principal Office and at the office of each Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to the Deposit Agreement.

     (18) Withholding. In connection with any distribution to Holders, the Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company or Depositary and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies. If the Depositary determines that any distribution in cash or property (including Shares or rights to subscribe therefor) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may use such cash, or dispose, including by public or private sale, of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges and the Depositary shall distribute the net proceeds of any such sale or the balance of any such cash or property after deduction of such taxes or governmental charges to the Holders entitled thereto.

     (19) Liability of the Company and the Depositary. Neither the Depositary, its agents nor the Company nor its agents, if any, will incur any liability to any Holder or other person if, by reason of any present or future law, order of any government or agency thereof or any court, decree, regulation or fiat of Mexico, the United States or any other country, the Estatutos Sociales of the Company, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control, the Depositary, its agents or the Company or its agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Each of the Company, its agents, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement in good faith and using its best judgment. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary or the Company or their respective agents. Neither the Depositary, its agents nor the Company or its agents will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required or (b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. The Depositary, its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of this article (19), the Depositary will not be responsible for the manner in which any vote is cast or for the effect of any such vote. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

     (20) Resignation and Removal of the Depositary: the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by 90 days' written notice of its resignation delivered to the Company or be removed by the Company by 90 days' written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. The Depositary may at any time appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

     (21) Amendment of Deposit Agreement and Receipts. This Receipt and the Deposit Agreement may be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance and delivery of Receipts or the making of deposits, if any, and other taxes and charges listed in article
(7)) or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the Holders. The Holder hereof at the expiration of 90 days after such notice shall be deemed by continuing to hold such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

     (22) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement at any time after the expiration of 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign, provided that no successor depositary shall have been appointed and accepted its appointment within such 90 days period. After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to continue to collect divi-dends and other distributions pertaining to Deposited Securities, sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property (in all such cases, without liability for interest), in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account and without liability for interest, for the pro rata benefit of the Holders which have not theretofore been surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

     (23) Compliance With U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which violate the United States securities laws, including, but not limited to Section I A(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

                                   EXHIBIT B

                            CHARGES OF THE DEPOSITARY

     Service                   Rate                     By Whom Paid
     -------                   ----                     ------------

(1)  Issuance of Receipt;      Up to $5.00 per          Party for whom
     deposit of Shares         100 American             deposits are
     (including deposits       Depositary Shares        made or receiving
     pursuant to Stock         (or fraction             Receipt
     dividends or any          thereof)/
     other deposits)

(2)  Delivery of               Up to $5.00 per          Party surrendering
     deposited Shares or       100 American             Receipts or making
     other Deposited           Depositary Shares        withdrawal
     Securities, property      (or fraction
     and cash against          thereof)
     surrender of
     Receipts.

(3)  Distribution of           Up to $0.02 per          Party to whom
     dividends or other        American Depositary      distribution, or
     distributions; sale       Share                    for whom the sale
     or exercise of                                     or exercise of
     rights or other                                    rights, is made
     corporate action
     involving distribu-
     tions to
     shareholders

(4)  Transfer of Receipt       Up to $1.50              Party presenting
                                                        Receipt for
                                                        transfer

     In addition, Holders will pay (i) taxes and other governmental charges relating to this Deposit Agreement (other than taxes in respect of the income of the Company or the Depositary), (ii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or its appointed agent for the registration of transfer and accordingly applicable to transfers of Shares to the name of the Depositary or its Nominee or a Custodian or its nominee or the person making a withdrawal, on the making of deposits pursuant to Section 2.02 or withdrawals pursuant to Section 2.05, (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders, (iv) such customary expenses and charges as are incurred by the Depositary in the conversion of foreign currency pursuant to
Section 4.06.

     The Company after consultation and agreement between the Depositary and the Company as to the amount and nature of any other charges, will pay those other charges of the Depositary and those of any Registrar, if any, plus reasonable out-of-pocket expenses in accordance with written agreements entered into between the Depositary and the Company from time to time.